INTEREST ESCROW ACCOUNT AGREEMENT

Buyer:	1333 Vista Drive, LLC, a Florida limited liability company	Lender:	Shepherd’s Finance, LLC 12627 San Jose Blvd, Ste. 203 Jacksonville, FL 32223 (302) 752-2688

This Agreement made this June 30, 2016, by and between 1333 Vista Drive, LLC (hereinafter referred to as “Buyer”), and Shepherd’s Finance, LLC, a Delaware Limited Liability Company, (hereinafter referred to as “Lender”).

WHEREAS, Lender has provided first mortgage construction loan financing (Loan # 1014719, the “Loan”) to the Lex Partners II, LLC (“Borrower”), for that certain real property located at 1333 Vista Drive, Sarasota FL 34239 (the “Property”) as more fully described in the Promissory Note, Construction Loan Agreement, Mortgage, and other related documents for the same loan and Property, the “Related Documents” for the loan dated June February 19, 2016; and

WHEREAS, Borrower, has conveyed the Property to 1333 Vista drive, LLC (“Buyer”); and

WHEREAS, Borrower and Buyer desire to finish the construction of the single family residence on the Property; and

WHEREAS, Borrower has requested that Lender establish an interest escrow for the purpose of making interest payments on the Loan; and

WHEREAS, Lender has agreed to establish an Interest Escrow for the benefit of the Borrower for the purpose of making interest payments on the loan;

NOW THEREFORE, in consideration of the above recitals incorporated herein by reference and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.Lender shall open and maintain on its books an account for the Interest Escrow. The Interest Escrow shall be initially funded by Buyer by payment to Lender of the sum of Ninety Six Thousand Five Hundred Fifty Three Dollars and eight Cents ($96,553.08).

2.Payments for the prior month’s accrued interest shall be due on the fifteenth (15th) day of each month. Upon or prior to such due date, Lender shall apply funds up to the balance of the Interest Escrow to the amount due on the Loan as interest, at Lender’s discretion as to the allocation. If the funds of the interest escrow are exhausted prior to the Loan being paid off, the Borrower will make interest payments to the Lender from their funds. At any time that the Borrower has been in default for more than 30 consecutive days, Lender can apply any or all funds in the Interest Escrow to the Loan, allocated at the Lender’s discretion.

3. The Lender will invest the Interest Escrow Account into its general operating funds and will not pay the Borrower interest on the Interest Escrow Account. All amounts in the Interest Escrow shall be commingled with the general funds of Lender, and such account shall not be required to be insured by the FDIC. Lender may utilize book entries or a ledger system for purposes of tracking debits, credits and balances of the Interest Escrow. All calculations in connection with the Interest Escrow shall be made by Lender and, except in the case of manifest error in computation; such calculations shall be conclusive and binding on the Borrower Parties as to the amount shown in the Interest Escrow at any time.

4. Borrower shall receive any remaining balance in the interest escrow from Lender when all debt to Lender has been paid in full.

5. The parties agree that this Interest Escrow Account Agreement shall be governed and construed in accordance with the laws of the State of Florida.

INTEREST ESCROW ACCOUNT AGREEMENT

(Continued)

6. This Interest Escrow Account Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and shall not be modified except by a writing signed by all the parties.

7. This Interest Escrow Account Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. Notices. Any notification, direction, authorization, request, instruction, legal process or other instrument to be given or served hereunder shall be in writing and shall be delivered by certified mail, return receipt requested, by Federal Express or other courier service, or by legible facsimile transmission provided the party making such delivery can furnish evidence of confirmed receipt by the addressee of the facsimile transmission, to all parties at the following addresses:

To the Lender: Shepherd’s Finance, LLC 12627 San Jose Blvd, Ste. 203 Jacksonville, FL 32223	To the Buyer: 1333 Vista Drive, LLC 13000 SW 61stAve. Miami FL 33156

9. This Agreement may not be modified except by written agreement. This Agreement may be executed in multiple counterparts each of which when taken together shall constitute one original. A facsimile copy of this document shall be as effective as the original.

10. The terms of this Interest Escrow Account Agreement do not modify or in any way amend the Related Documents for the loan, and nothing contained in this Interest Escrow Account Agreement shall be interpreted to waive or amend the obligations of the parties under the Related Documents for the loan.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

BUYER:

1333 Vista Drive, LLC

By:	/s/ Dennis Nickerson
Name:	Dennis Nickerson
Title:	Manager

LENDER:

Shepherd’s Finance, LLC

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach
Title:	Authorized Signatory